Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$19,909,971
Unrealized Gain (Loss) on Market Value of Futures	(7,558,470)
Dividend Income	28,278
Interest Income	10,076
ETF Transaction Fees	3,150
Total Income (Loss)	$12,393,005

Expenses
General Partner Management Fees	$135,501
Professional Fees	31,311
Brokerage Commissions	7,195
Directors' Fees and insurance	1,748
NYMEX License Fee	3,387
SEC & FINRA Registration Expense	23,250
Total Expenses	$202,392
Net Income (Loss)	$12,190,613

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/20	$274,879,982
Withdrawals (2,800,000 Shares)	(42,806,934)
Net Income (Loss)	12,190,613

Net Asset Value End of Month	$244,263,661
Net Asset Value Per Share (15,900,000 Shares)	$15.36

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596